UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN
PROXY STATEMENT SCHEDULE 14A
INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.       )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Monroe Capital Income Plus Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Subject: Monroe Capital Income Plus Corporation – Special Stockholder Meeting – Action Requested

Hello Valued Shareholder,

I hope you are doing well and thank you for being an investor in Monroe Capital Income Plus Corporation.

We are reaching out because there is a Special Shareholder Meeting (the “Special Meeting”) of Monroe Capital Income Plus Corporation (the “Company”) scheduled for February 21, 2025. As a stockholder, you are eligible to participate in the proxy voting.  Your vote is very important.

As has been recently announced, Monroe Capital LLC and certain of its affiliates including Monroe Capital Investment Holdings, L.P., the parent of the Company’s current investment adviser Monroe Capital BDC Advisors LLC (the “Adviser”), collectively (“Monroe”) have entered into a transaction with Wendel SE, whereby Wendel SE will take an ownership stake in Monroe. Because the ownership of the Adviser will change following the closing, the Investment Company Act of 1940 requires us to obtain a shareholder approval of the new investment management agreement with the Adviser (the “New Advisory Agreement”).

Although the ownership of the Adviser will change, it is important to note that management of the Adviser is not changing, nor are the terms of the New Advisory Agreement compared to the existing advisory agreement, including the fee structure and services to be provided other than the date and term of the New Advisory Agreement. No fees or expenses currently paid by the Company will change pursuant to the New Advisory Agreement. The Adviser will continue to serve as the investment adviser to the Company.

Therefore, at this meeting, you are being asked to vote on the following two proposals

1.	To approve the New Advisory Agreement between the Company and the Adviser (the “New Advisory Agreement Proposal”); and

2.	To approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the New Advisory Agreement.

The Company’s Board of Directors recommend that you vote “FOR” both proposals, which we believe will benefit Monroe Capital Income Plus Corporation and its stockholders as outlined in the proxy materials you have received.

Please use the following link to vote with your personal control number highlighted below. It will take less than 1 minute.

www.proxyvote.com

xxxxxxxxxxxxxxxx

For reference, here is a screen shot of the voting request:

Thank you,

Dayna

Info Coming

Shareholders Matter
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You should have recently received proxy materials for our upcoming Special Meeting of Stockholders via email or mail. Please take action early.

MONROE CAPITAL
MONROE CAPITAL INCOME PLUS CORPORATION

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Important proxy material for our upcoming Special Meeting of Stockholders is on its way to you. Please take action early!

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Vote Needed

Shareholders Matter
Sponsored ·

Monroe Capital Income Plus Corporation needs your participation. Please take action in our Special Meeting of Stockholders today.

MONROE CAPITAL
MONROE CAPITAL INCOME PLUS CORPORATION

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Meeting date for Monroe Capital Income Plus Corporation is quickly approaching. Please take action today!

MONROE CAPITAL
MONROE CAPITAL INCOME PLUS CORPORATION
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Video

Shareholders Matter
Sponsored
Monroe Capital Income Plus Corporation needs your participation. Please take action in our Special Meeting of Stockholders today.
MONROE CAPITAL
VIDEO
A Message from Monroe Capital Income Plus Corporation's Chairman and CEO
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The voting is complete. Thank you for your participation - it was important to our success!

MONROE CAPITAL
MONROE CAPITAL INCOME PLUS CORPORATION
THANK YOU

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